UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 23, 2010

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed by nFinanSe Inc. in its Current Report on Form 8-K filed on December 3, 2008, on November 26, 2008, nFinanSe Inc. and its wholly owned subsidiary, nFinanSe Payments Inc. (collectively, the “Company”), entered into an Amended and Restated Loan and Security Agreement, as amended on February 3, 2009 (the “Amended and Restated Loan Agreement”), with Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Midsummer Investment Ltd., Porter Partners, L.P., and Trellus Partners, L.P. (collectively, the “Lenders”).  The Amended and Restated Loan Agreement modified certain terms of the Loan and Security Agreement, dated as of June 10, 2008, by and among the Company and the Lenders, by establishing a sub-commitment of $3,400,000, pursuant to which certain of the Lenders, in their respective sole discretion, could advance funds that may be used by the Company for working capital expenditures, working capital needs and other general corporate purposes of the Company.

On May 26, 2010, the Company entered into that certain Second Amendment to Amended and Restated Loan and Security Agreement (the “Second Amendment”) with the Lenders.  The Second Amendment amended the Amended and Restated Loan Agreement such that the Maturity Date (as such term is defined in the Amended and Restated Loan Agreement) of the notes issued pursuant to the Amended and Restated Loan Agreement was June 25, 2010.

On June 25, 2010, the Company entered into that certain Third Amendment to Amended and Restated Loan and Security Agreement (the “Third Amendment”) with the Lenders.  The Third Amendment amended the Amended and Restated Loan Agreement such that the Maturity Date of the notes issued pursuant to the Amended and Restated Loan Agreement was July 26, 2010.

On July 23, 2010, the Company entered into that certain Fourth Amendment to Amended and Restated Loan and Security Agreement (the “Fourth Amendment”) with the Lenders. The Fourth Amendment amends the Amended and Restated Loan Agreement such that the Maturity Date of the notes issued pursuant to the Amended and Restated Loan Agreement is September 30, 2010. Additionally, the Company agreed to issue to Midsummer Investment Ltd. 26,667 shares of its Series E Convertible Preferred Stock, par value $0.001, as additional compensation and capped their loan commitment to $500,000.

The foregoing is a summary description of certain terms of the Fourth Amendment.  A copy of the Fourth Amendment is attached as Exhibit 99.1 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.1 attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Fourth Amendment to Amended and Restated Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	July 28, 2010	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer